Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 7, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Mindray Medical International Limited's Annual Report on Form 20-F for the year ended December 31, 2009.

 /s/ Pricewaterhouse Coopers

PricewaterhouseCoopers

Hong Kong, September 15, 2010